EXHIBIT 10.2.5
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2

             AMENDMENT NO. 5 TO EMPLOYMENT CONTRACT


      AGREED, as of the 13th day of June 1996, between the Federal Agricultural Mortgage Corporation (FAMC) and Henry D. Edelman (you), that the existing employment contract between the parties hereto, dated May 5, 1989, as amended by Employment Agreement Amendment No. 1 dated January 10, 1991, Amendment to Employment Agreement dated as of June 1, 1993, Amendment No. 3 to Employment Contract dated as of June 1, 1994 and Amendment No. 4 to Employment Contract dated as of February 8, 1996 (collectively, the Agreement), be and hereby is amended as follows:

      Section 2 and subsection 9(a)(iii) of the Agreement are replaced in their entireties with the following new section and subsection, respectively:

      2. Term. The term of this Agreement shall continue until June 1, 2000 or any earlier effective date of termination pursuant to Paragraph 9 hereof (the "Term").

      9(a)(iii)    FAMC may terminate the employment of the
Employee without "cause" at any
   time. Such termination shall become effective on the earlier of June 1, 2000 or two years from the date of notice of such termination.

      As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation               Employee



By:_____________________________
Title:  Chairman, Board of Directors